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                                                                 EXHIBIT 10.14




                              LADD FURNITURE, INC.

                         1996 MANAGEMENT INCENTIVE PLAN

                                 PLAN HIGHLIGHTS


     1. Incentive payments based on financial performance and individual performance as follows:

              For Corporate Participants

                      achievement of PAT target
                      achievement of ROAE target (selected management) achievement of individual objectives

              For Operating Company Participants
                      achievement of PBT targets
                      achievement of ROIC targets (presidents only) achievement of individual objectives

     2. No incentive payments will be made to any individual if the operating unit to which the individual is assigned does not achieve minimum PBT or PAT targets. Incentive payment expense will be accrued in results before calculation of profit.

     3. Total of 172 officers and key managers to participate in the plan (Exhibit I). Maximum incentives range from 10% to 100% of January 1, 1996 base salary. Incentive payments are based on achieving performance criteria established by senior management.

     4. Program includes $50,000 discretionary incentive pool for extraordinary performance by LADD employees not covered by the Management Incentive Plan.

     5. Estimated incentive payout at planned performance levels is $1.4 million.

     6. Incentives earned in 1996 will be paid in cash after completion of annual audit (not later than March 31, 1997).

     7. In the event of a transfer of a participant during the fiscal year to an operating unit other than the unit in which originally a Plan participant, an appropriate adjustment will be made in Incentive Plan eligibility pro-rata for the time worked in each unit.

     8. In the event of a promotion of a participant within the same operating unit, an appropriate adjustment will be made in Incentive Plan eligibility pro-rata. In the event of a demotion which would place participants in a position substantially different from that in which they were nominated as a participant, an appropriate adjustment may be made as to the amount of incentive payment for

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     which they are eligible as determined by the Compensation  Committee of the
Board of Directors.

     9. Participants will forfeit all income from plan if employment is terminated prior to January 1, 1997 for any reason other than death, disability or retirement (over 55).

     10. The 1996 Management Incentive Plan only applies to fiscal year 1996.